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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of U.S. Dataworks, Inc. (formerly known as Sonicport, Inc.) and subsidiaries on Form S-3 of our report, dated June 7, 2001, appearing in the Annual Report on Form 10-KSB of U.S. Dataworks, Inc. and subsidiaries for the year ended
March 31, 2001.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 6, 2002